Exhibit 10.1

Maximum Loan (Credit) Contract

No. HTCxxxxxxxxxxxxxxxxxxxxx

Debtor (Party A): GLOBAL Technology Inc.

Domicile: No. 88 Qiushi Road, Wangchun Industrial Park, Ningbo, Zhejiang Province

Postal Code: 315000

Legal Representative (Principal): Lin Chih-Hsiang

Fax:: BLANK	Tel.: 0574-88133818

Creditor (Party B): China Construction Bank Ningbo Yinzhou Branch

Domicile: No. 500 Taikang Middle Road, Yinzhou District, Ningbo Postal Code: 315192

Principal: Huang Xubo

Fax: 0574-87370029	Tel.: 0574-87714168

Party A and Party B, based on the principles of mutual benefit and common development and in accordance with applicable laws, regulations, and rules, enter into this Contract through friendly negotiation for mutual compliance.

Article 1 Maximum Loan or Credit Amount

The maximum loan or credit amount that Party B grants to Party A hereunder shall be (currency) RMB (in words) 162,260,000.

For the purposes of this Contract, loan or credit facilities refer to loans and other credit facilities granted by Party B to Party A.

At any time during the agreed validity period of the maximum loan or credit facility, subject to Party A's compliance with Party B's relevant requirements, Party A may successively apply for loan or credit facilities as needed, provided that the outstanding balance of used or unpaid loan or credit facilities does not exceed the maximum loan or credit amount. Notwithstanding the foregoing, the sum of the outstanding balance of the new loan or credit facilities applied for by Party A and the outstanding balance of the used or unpaid loan or credit facilities shall not exceed the maximum loan or credit amount specified herein.

The outstanding balance includes the principal and interest (including compound interest and default interest) of all loan and credit facilities, liquidated damages, compensation payments, doubled interest on debts payable during the delayed performance period as specified in legally effective instruments such as court judgments or mediation agreements, and expenses incurred by Party B in exercising its claims (including but not limited to litigation fees, arbitration fees, property preservation fees, travel expenses, enforcement fees, appraisal fees, and auction fees).

Article 2 Validity Period of the Maximum Loan or Credit Facility

The validity period of the maximum loan or credit facility is from June 26, 2025 to June 26, 2030. For any individual loan or credit facility granted during the aforesaid validity period, the maturity date thereof shall not be subject to the expiration of the maximum loan or credit facility period.

Upon expiration of the maximum loan or credit facility period, the unused loan or credit amount will automatically become invalid.

Article 3 Security

The loan or credit facilities hereunder shall be secured by a maximum mortgage.

The specific business contracts executed for individual loan or credit transactions shall constitute the principal contracts for the maximum mortgage hereunder.

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Article 4 Conditions Precedent to the Use of the Loan or Credit Amount

1. Party A has duly completed all approval, registration, delivery, and other statutory procedures required for the loan or credit facilities hereunder in accordance with applicable laws and regulations.

2. The maximum mortgage contract satisfying Party B's requirements has become effective and remains in full force and effect.

3. Before the conclusion of each loan or credit transaction, Party A shall submit an application to Party B for approval. Upon approval by Party B, the parties shall separately execute an individual principal contract, including but not limited to the RMB Loan Contract, Foreign Currency Loan Contract, Bank Acceptance Agreement, Letter of Credit Issuance Contract, or Letter of Guarantee Issuance Agreement. The rights and obligations of the parties shall be subject to such principal contract. In case of any conflict between an individual principal contract and this Contract, the former shall prevail.

Article 5 Miscellaneous

All prices and other charges under this Contract shall be inclusive of VAT, unless otherwise agreed upon by the parties.

Article 6 Dispute Resolution

Any dispute arising during the performance of this Contract shall first be resolved by the parties through negotiation. If no agreement is reached through negotiation, either party may file a lawsuit with the court in the place where Party B is located for resolution by litigation.

Article 7 Entry into Force

This Contract shall enter into force upon being signed by the parties' legal representatives (principals) or authorized representatives and affixed with their official seals.

Special Notes: Party A has carefully read all terms of this Contract. Party B has made explanations on the relevant terms of this Contract at the request of Party A, and Party A has fully known and understood the meanings of the terms hereof and the relevant legal consequences.

If Party A has any questions, opinions, or suggestions regarding CCB products or services, Party A may contact CCB through its customer service and complaint hotline at 95533 for consultation and feedback.

Party A (official seal): GLOBAL Technology Inc.

Legal Representative (Principal) or Authorized Representative: Yeh Shu-Hua

June 26, 2025

Party B (official seal): China Construction Bank Ningbo Yinzhou Branch

Principal or Authorized Representative: Huang Xubo

June 26, 2025

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